EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of July 4, 2005 and shall be effective as of July 6, 2005 (the "Effective Date") by and between IPEX, Inc., a Nevada corporation, with an office located at 9255 Towne Centre Drive, Suite 235, San Diego, CA 92121 (the "Company") and Sothi Thillairajah, an individual with an address located at 365 West 52nd Street, Apt. 2G, New York, NY 10019 ("Thillairajah").

      WHEREAS, the Company desires to retain the services of Thillairajah as the Company's Chief Operating Officer and Thillairajah is willing to be employed by the Company in such capacity.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. Employment. Thillairajah is hereby employed and engaged to serve the Company as the Company's Chief Operating Officer, or such additional titles as the Company shall specify from time to time, and Thillairajah does hereby accept, and Thillairajah hereby agrees to such engagement and employment.

2. Duties. Thillairajah's duties shall be such duties and responsibilities as the Company shall specify from time to time, and shall entail those duties customarily performed by the Chief Operating Officer of a company with a business commensurate with those of the Company. Thillairajah shall have such authority, discretion, power and responsibility, and shall be entitled to office, secretarial and other facilities and conditions of employment, as are customary or appropriate to his position. Thillairajah shall diligently and faithfully execute and perform such duties and responsibilities, subject to the general supervision and control of the Company's Chief Executive Officer. Thillairajah shall be responsible and report to the Company's Chief Executive Officer. The Company's Chief Executive Officer, in its sole and absolute discretion, shall determine Thillairajah's duties and responsibilities and may assign or reassign Thillairajah to such duties and responsibilities as it deems in the Company's best interest. Thillairajah shall devote his full-time attention, energy, and skill during normal business hours to the business and affairs of the Company and shall not, during the Employment Term, as that term is defined below, be actively engaged in any other business activity, except with the prior written consent of the Company's Chief Executive Officer.

Nothing in this Agreement shall preclude Thillairajah from devoting reasonable periods required for:

      (a) serving as a director or member of a committee of any organization or corporation involving no conflict of interest with the interests of the Company;

      (b) serving as a consultant in his area of expertise (in areas other than in connection with the business of the Company), to government, industrial, and academic panels where it does not conflict with the interests of the Company; and

      (c)  managing  his   personal   investments   or  engaging  in  any  other
      non-competing business; provided that such activities do not materially interfere with the regular performance of his duties and responsibilities under this Agreement as determined by the Company.

3. Best Efforts of Thillairajah. During his employment hereunder, Thillairajah shall, subject to the direction and supervision of the Company's Chief Executive Officer, devote his full business time, best efforts, business judgment, skill, and knowledge to the advancement of the Company's interests and to the discharge of his duties and responsibilities hereunder. Notwithstanding the foregoing, nothing herein shall be construed as preventing Thillairajah from investing his assets in any business.

4. Employment Term. Unless terminated pursuant to Section 12 of this Agreement, the term of this Agreement shall commence as of the Effective Date of this Agreement and shall continue for a term of twelve (12) months (the "Initial Term"), and shall be automatically renewed for an additional twelve (12) months (the "Renewal Term") unless a party hereto delivers to the other party written notice of such party's intention not to renew at least thirty (30) days prior to the end of the Initial Term. (the terms "Initial Term" and "Renewal Term" will collectively hereinafter be referred to as the "Employment Term").

5. Compensation of Thillairajah.

(a) Base Compensation. As compensation for the services provided by Thillairajah under this Agreement, the Company shall pay Thillairajah an annual salary of One Hundred Fifty Thousand Dollars ($150,000). The compensation of Thillairajah under this Section shall be paid in accordance with the Company's usual payroll procedures.

(b) Relocation Allowance. After signing this Agreement, the Company shall pay Thillairajah Twenty Thousand Dollars ($20,000) as payment for any necessary relocation expenses in connection with Thillairajah's employment under this Agreement.

(c) Stock and Stock Options. After signing this Agreement, the Company: (i) shall grant Thillairajah 40,000 shares of the Company's common stock, which shares shall vest upon expiration of the Initial Term; (ii) shall grant Thillairajah options to purchase 375,000 shares of the Company's common stock with an exercise price equal to the closing price of the Company's common stock on the Effective Date, which options shall vest upon expiration of the Initial Term and shall expire five (5) years after the Effective Date; and (iii) shall grant Thillairajah options to purchase an additional 125,000 shares of the Company's common stock with an exercise price equal to the closing price of the Company's common stock on the Effective Date, which options shall vest upon expiration of the Initial Term if the milestones described in Appendix A have been completed at such time, and shall expire five (5) years after the Effective Date.

(d) Bonus. In addition to the base compensation in Section 5(a), Thillairajah shall be eligible to receive an annual bonus determined by the Board of Directors based on the performance of the Company.

6. Benefits. Thillairajah shall also be entitled to participate in any and all Company benefit plans, from time to time, in effect for employees of the Company, including, but not limited to, health, dental and vision insurance plans available to the Company's senior management executives and their dependents. Such participation shall be subject to the terms of the applicable plan documents and generally applicable Company policies.

7. Vacation,  Sick Leave and Holidays.  Thillairajah  shall be entitled to three
(3) weeks of paid vacation, with such vacation to be scheduled and taken in accordance with the Company's standard vacation policies. In addition, Thillairajah shall be entitled to such sick leave and holidays at full pay in accordance with the Company's policies established and in effect from time to time.

8. Business Expenses. The Company shall promptly reimburse Thillairajah for all reasonable out-of-pocket business expenses incurred in performing Thillairajah's duties and responsibilities hereunder in accordance with the Company's policies, provided Thillairajah promptly furnishes to the Company adequate records of each such business expense.

9. Location of Thillairajah's Activities. Thillairajah's principal place of business in the performance of his duties and obligations under this Agreement shall be at a place to be determined by the Company's Chief Executive Officer. Notwithstanding the preceding sentence, Thillairajah will engage in such travel and spend such time in other places as may be necessary or appropriate in furtherance of his duties hereunder.

10. Confidentiality. Thillairajah recognizes that the Company has and will have business affairs, products, future plans, trade secrets, customer lists, and other vital information (collectively "Confidential Information") that are valuable assets of the Company. Thillairajah agrees that he shall not at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate in any manner any Confidential Information to any third party without the prior written consent of the Company's Board of Directors. Thillairajah will protect the Confidential Information and treat it as strictly confidential.

11. Non-Competition. Thillairajah acknowledges that he has gained, and will gain extensive knowledge in the business conducted by the Company and has had, and will have, extensive contacts with customers of the Company. Accordingly, Thillairajah agrees that he shall not compete directly or indirectly with the Company, either during the Employment Term or during the one (1) year period immediately after the termination of Thillairajah's employment under Section 12 and shall not, during such period, make public statements in derogation of the Company. For the purposes of this Section 11, competing directly or indirectly with the Company shall mean engaging, directly or indirectly, as principal owner, officer, partner, consultant, advisor, or otherwise, either alone or in association with others, in the operation of any entity engaged in a business similar to that of the Company's.

12.  Termination.  Notwithstanding  any other provisions hereof to the contrary,
Thillairajah's   employment   hereunder  shall  terminate  under  the  following
circumstances:

      (a) Voluntary Termination by Thillairajah. Thillairajah shall have the right to voluntarily terminate this Agreement and his employment hereunder at any time during the Employment Term.

      (b) Voluntary Termination by the Company. The Company shall have the right to voluntarily terminate this Agreement and Thillairajah's employment hereunder at any time after the Initial Term. Termination of Thillairajah's employment pursuant to this Section 12(b) shall not be effective unless the Company shall have first given Thillairajah a written notice thereof at least thirty (30) days prior to the effective date of such termination.

      (c) Termination for Cause. The Company shall have the right to terminate this Agreement and Thillairajah's employment hereunder at any time for cause. As used in this Agreement, "cause" shall mean refusal by Thillairajah to implement or adhere to lawful policies or directives of the Company's Chief Executive Officer or the Company's Board of Directors, breach of this Agreement, Thillairajah's conviction of a felony, other conduct of a criminal nature that may have a material adverse impact on the Company's reputation, breach of fiduciary duty or the criminal misappropriation by Thillairajah of funds from or resources of the Company. Cause shall not be deemed to exist unless the Company shall have first given Thillairajah a written notice thereof specifying in reasonable detail the facts and circumstances alleged to constitute "cause" and thirty (30) days after such notice such conduct has, or such circumstances have, as the case may be, not entirely ceased and not been entirely remedied.

      (d) Termination Upon Death or for Disability. This Agreement and Thillairajah's employment hereunder, shall automatically terminate upon Thillairajah's death or upon written notice to Thillairajah and certification of Thillairajah's disability by a qualified physician or a panel of qualified physicians if Thillairajah becomes disabled beyond a period of twelve (12) months and is unable to perform the duties contained in this Agreement.

      (e)   Effect of Termination.

            (i) In the event that this Agreement and Thillairajah's employment is voluntarily terminated by Thillairajah pursuant to Section 12(a), or in the event the Company terminates this Agreement for cause pursuant to Section 12(c), all obligations of the Company and all duties, responsibilities and obligations of Thillairajah under this Agreement shall cease. Upon such termination, the Company shall (i) pay Thillairajah a cash lump sum equal to all accrued base salary through the date of termination plus all accrued vacation pay and bonuses, if any; and (ii) any shares of common stock or options granted to Thillairajah by the Company which have not vested pursuant to Section 5 hereof shall be terminated.

            (ii) In the event that this Agreement and Thillairajah's employment is voluntarily terminated by the Company pursuant to Section 12(b), all obligations of the Company and all duties, responsibilities and obligations of Thillairajah under this Agreement shall cease. Upon such termination, the Company shall pay Thillairajah a cash lump sum equal to all accrued base salary through the date of termination plus all accrued vacation pay and bonuses, if any; and (ii) any shares of common stock or options granted to Thillairajah by the Company pursuant to Section 5 hereof shall become immediately vested.

            (iii) In the event this Agreement is terminated upon the death or disability of Thillairajah pursuant to Section 12(d), Thillairajah shall be entitled to all compensation pursuant to Section 5 for the period between the effective termination date to the end of the Employment Term pursuant to Section 4. Payment will be made to Thillairajah or Thillairajah's appointed trustee. In the event of a merger, consolidation, sale, or change of control, the Company's rights hereunder shall be assigned to the surviving or resulting company, which company shall then honor this Agreement with Thillairajah.

13. Resignation as Officer. In the event that Thillairajah's employment with the Company is terminated for any reason whatsoever, Thillairajah agrees to immediately resign as an Officer and/or Director of the Company and any related entities. For the purposes of this Section 13, the term the "Company" shall be deemed to include subsidiaries, parents, and affiliates of the Company.

14. Governing Law, Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to any applicable conflicts of law provisions.

15. Business Opportunities. During the Employment Term Thillairajah agrees to bring to the attention of the Company's Chief Executive Officer and the Company's Board of Directors all written business proposals that come to Thillairajah's attention and all business or investment opportunities of whatever nature that are created or devised by Thillairajah and that relate to areas in which the Company conducts business and might reasonably be expected to be of interest to the Company or any of its subsidiaries.

16. Employee's Representations and Warranties. Thillairajah hereby represents and warrants that he is not under any contractual obligation to any other company, entity or individual that would prohibit or impede Thillairajah from performing his duties and responsibilities under this Agreement and that he is free to enter into and perform the duties and responsibilities required by this Agreement. Thillairajah hereby agrees to indemnify and hold the Company and its officers, directors, employees, shareholders and agents harmless in connection with the representations and warranties made by Thillairajah in this Section 16.

17. Indemnification.

(a) The Company agrees that if Thillairajah is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is Thillairajah's alleged action in an official capacity while serving as a director, officer, member, employee or agent, Thillairajah shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by the Company's certificate of incorporation or bylaws or, if greater, by the laws of the State of Nevada, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Thillairajah in connection therewith, and such indemnification shall continue as to Thillairajah even if he has ceased to be a director, member, employee or agent of the Company or other entity and shall inure to the benefit of Thillairajah's heirs, executors and administrators. The Company shall advance to Thillairajah to the extent permitted by law all reasonable costs and expenses incurred by his in connection with a Proceeding within 20 days after receipt by the Company of a written request, with appropriate documentation, for such advance. Such request shall include an undertaking by Thillairajah to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

(b) Neither the failure of the Company (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by Thillairajah that indemnification of Thillairajah is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its Board of Directors, independent legal counsel or stockholders) that Thillairajah has not met such applicable standard of conduct, shall create a presumption that Thillairajah has not met the applicable standard of conduct.

(c) The Company agrees to continue and maintain a directors' and officers' liability insurance policy covering Thillairajah to the extent the Company provides such coverage for its other executive officers.

(d) Promptly after receipt by Thillairajah of notice of any claim or the commencement of any action or proceeding with respect to which Thillairajah is entitled to indemnity hereunder, Thillairajah shall notify the Company in writing of such claim or the commencement of such action or proceeding, and the Company shall (i) assume the defense of such action or proceeding, (ii) employ counsel reasonably satisfactory to Thillairajah, and (iii) pay the reasonable fees and expenses of such counsel. Notwithstanding the preceding sentence, Thillairajah shall be entitled to employ counsel separate from counsel for the Company and from any other party in such action if Thillairajah reasonably determines that a conflict of interest exists which makes representation by counsel chosen by the Company not advisable. In such event, the reasonable fees and disbursements of such separate counsel for Thillairajah shall be paid by the Company to the extent permitted by law.

(e) After the termination of this Agreement and upon the request of Thillairajah, the Company agrees to reimburse Thillairajah for all reasonable travel, legal and other out-of-pocket expenses related to assisting the Company to prepare for or defend against any action, suit, proceeding or claim brought or threatened to be brought against the Company or to prepare for or institute any action, suit, proceeding or claim to be brought or threatened to be brought against a third party arising out of or based upon the transactions contemplated herein and in providing evidence, producing documents or otherwise participating in any such action, suit, proceeding or claim. In the event Thillairajah is required to appear after termination of this Agreement at a judicial or regulatory hearing in connection with Thillairajah's employment hereunder, or Thillairajah's role in connection therewith, the Company agrees to pay Thillairajah a sum, to be mutually agreed upon by Thillairajah and the Company, per diem for each day of his appearance and each day of preparation therefor.

18. Notices. All demands, notices, and other communications to be given hereunder, if any, shall be in writing and shall be sufficient for all purposes if personally delivered, sent by facsimile or sent by United States mail to the address below or such other address or addresses as such party may hereafter designate in writing to the other party as herein provided.

Company:                                          Thillairajah:
IPEX, Inc.                                        365 West 52nd Street, Apt. 2G
9255 Towne Centre Drive, Suite 235                New York, NY 10019
San Diego, CA 92121

19. Entire Agreement. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement, whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties. This Agreement is for the unique personal services of Thillairajah and is not assignable or delegable, in whole or in part, by Thillairajah. This Agreement may be assigned or delegated, in whole or in part, by the Company and, in such case, shall be assumed by and become binding upon the person, firm, company, corporation or business organization or entity to which this Agreement is assigned. The headings contained in this Agreement are for reference only and shall not in any way affect the meaning or interpretation of this Agreement. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and, in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

                  [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


IPEX, INC.:                                          SOTHI THILLAIRAJAH:


By:    /s/ Milton Ault                               /s/ Sothi Thillairajah
       ---------------------------                   ---------------------------
Name:  Milton "Todd Ault, III                        Sothi Thillairajah
Title: Chief Executive Officer

                                   APPENDIX A
                                   MILESTONES


      The following three milestones are critical to this Agreement and must be accomplished in accordance with the time frames set forth in Section 5(c)(iii) of the Agreement:

      (a) Completion of the Company's acquisition of certain intellectual property assets pursuant to: (i) that certain Purchase Agreement, dated June 7, 2005, between the Company, RGB Channel SRL, Massimo Ballerini, B Tech Ltd. and Emanuele Boni; and (ii) that certain Purchase Agreement, dated June 7, 2005, between the Company, B Tech Ltd., Massimo Ballerini and Emanuele Boni;

      (b) Completion of the Company's acquisition of all of the outstanding capital stock of Vinculum Communications, Inc., a Delaware corporation; and

      (c) Implementation of a corporate governance program which shall be in compliance with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all applicable rules of the Securities and Exchange Commission promulgated under the Exchange Act, including, but not limited to, Rule 13a-15 under the Exchange Act.




                                      A-1